SERVICE AGREEMENT
                                 (ESS Service)

          AGREEMENT made this 19th day of September 1995, by and between NATIONAL FUEL GAS SUPPLY CORPORATION, a Pennsylvania corporation, hereinafter called "Transporter", and NATIONAL FUEL GAS DISTRIBUTION CORPORATION, hereinafter called "Shipper".

          WITNESSETH: That, in consideration of the mutual covenants herein contained, the parties hereto agree that Transporter will store natural gas for Shipper during the term, at the rates and on the terms and conditions hereinafter provided.


                                   ARTICLE I

                                   Quantities

          Beginning on the date on which storage service is commenced hereunder and thereafter for the remaining term of this Agreement, and subject to the provisions of Transporter's ESS Rate Schedule, Transporter agrees to cause to be injected into storage for Shipper's account, store, and withdraw from storage, quantities of natural gas as follows:

         Maximum Storage Quantity (MSQ) of 2,000,000 Dekatherms (Dth) Maximum Injection Quantity (Contract MDIQ) of 11,765 Dth
         Maximum Withdrawal Quantity (Contract MDWQ) of 13,245 Dth


                                   ARTICLE II

                                      Rate

          Unless otherwise mutually agreed in a written amendment to this Agreement, or unless a different rate is specified in the release forms attached hereto, for each dekatherm of gas transported for Shipper by Transporter hereunder, Shipper shall pay Transporter the maximum rate provided under Rate Schedule ESS set forth in Transporter's effective FERC Gas Tariff. In the event that the Transporter places on file with the Federal Energy Regulatory Commission ("Commission") another rate schedule which may be applicable to transportation service rendered hereunder, then Transporter, at its option, may from and after the effective date of such rate schedule, utilize such rate schedule in performance of this  Agreement.  Such a rate  schedule(s)  or

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superseding  rate schedule(s) and any revisions  thereof which shall be filed and become effective shall apply to and be a part of this Agreement. Transporter shall have the right to propose, file and make effective with the Commission, or other body having jurisdiction, changes and revisions of any effective rate schedule(s), or to propose, file, and make effective superseding rate schedules, for the purpose of changing the rate, charges, and other provisions thereof effective as to Shipper.

          Shipper agrees to reimburse Transporter for the filing fees associated with this service and paid to the Commission.


                                   ARTICLE III

                                Term of Agreement

          This Agreement shall be effective as of January 1996, and shall continue in effect until April 15, 2006, and shall continue in effect thereafter until terminated by either Shipper or Transporter effective as of April 1 of any year, upon twelve (12) months' written notice to the other.


                                    ARTICLE IV

                               Regulatory Approval

          Performance under this Agreement by Transporter and Shipper shall be contingent upon Transporter and Shipper receiving all necessary regulatory or other governmental approvals upon terms satisfactory to each. Should Transporter and Shipper be denied such approvals to provide the service contemplated herein or construct and operate any necessary facilities therefor upon the terms and conditions requested in the application therefor, then Transporter's and Shipper's obligations hereunder shall terminate.

          In particular, performance under this Agreement shall be contingent upon permanent certification of Transporter's storage facilities at Allegany State Park.


                                     ARTICLE V

                  Incorporation By Reference of Tariff Provisions

          To the extent not inconsistent with the terms and conditions of this Agreement, the provisions of Rate Schedule ESS, or any effective superseding rate schedule or otherwise applicable rate schedule, including any provisions of the General Terms and Conditions incorporated therein, and any revisions

<PAGE 3>

thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference.


                                    ARTICLE VI

                                   Miscellaneous

                  1. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto, and no course of dealing between the parties shall be construed to alter the terms hereof, except as expressly stated herein.

                  2. No waiver by any party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any other default or defaults, whether of a like or of a different character.

                  3. Any company which shall succeed by purchase, merger or consolidation of the gas related properties, substantially as an entirety, of Transporter or of Shipper, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. Either party may, without relieving itself of its obligations under this Agreement, assign any of its rights hereunder to a company with which it is affiliated, but otherwise, no assignment of this Agreement or of any of the rights or obligations hereunder shall be made unless there first shall have been obtained the consent thereto in writing of the other party. Consent shall not be unreasonably withheld.

                  4. Except as herein otherwise provided, any notice, request, demand, statement or bill provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and shall be considered as duly delivered when mailed by registered or certified mail to the Post Office address of the parties hereto, as the case may be, as follows:

                  Transporter:   National Fuel Gas Supply
                                   Corporation
                                 Gas Supply - Transportation
                                 Room 1200
                                 10 Lafayette Square
                                 Buffalo, New York  14203
<PAGE 4>

                  Shipper:       National Fuel Gas Distribution
                                   Corporation
                                 10 Lafayette Square
                                 Buffalo, New York 14203

or at such other address as either party shall designate by formal written notice. Routine communications, including monthly statements, shall be considered as duly delivered when mailed by either registered, certified, or ordinary mail, electronic communication, or telecommunication.

                  5. Transporter and Shipper shall proceed with due diligence to obtain such governmental and other regulatory authorizations as may be required for the rendition of the services contemplated herein, provided that Transporter reserves the right to file and prosecute applications for such authorizations, any supplements or amendments thereto and, if necessary, any court review, in such manner as it deems to be in its best interest, including the right to withdraw the application or to file pleadings and motions (including motions for dismissal).

                  6. This Agreement and the respective obligations of the parties hereunder are subject to all present and future valid laws, orders, rules and regulations of constituted authorities having jurisdiction over the parties, their functions or gas supply, this Agreement or any provision hereof. Neither party shall be held in default for failure to perform hereunder if such failure is due to compliance with laws, orders, rules or regulations of any such duly constituted authorities.

                  7. The subject headings of the articles of this Agreement are inserted for the purpose of convenient reference and are not intended to be a part of the Agreement nor considered in any interpretation of the same.

                  8. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

                  9. The interpretation and performance of this Agreement shall be in accordance with the laws of the State of Pennsylvania, without recourse to the law regarding the conflict of laws.

                 10. Upon the date performance commences under this Agreement, the ESS Service Agreement dated June 23, 1994 (Agreement #36604) between Transporter and Shipper shall terminate.

<PAGE 5>

                  The parties hereto have caused this Agreement to be signed by their respective Presidents or Vice Presidents thereunto duly authorized and their respective corporate seals to be hereto affixed and attested by their respective Secretaries and Assistant Secretaries, the day and year first above written.


                           NATIONAL FUEL GAS SUPPLY
                            CORPORATION

                                (Transporter)




                            /s/ William A. Ross
                            William A. Ross
                            Vice President




                            NATIONAL FUEL GAS DISTRIBUTION
                             CORPORATION

                                       (Shipper)




                            /s/ Walter E. DeForest
                            Walter E. DeForest
                            Senior Vice President